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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-44542) of The Shaw Group Inc. of our report dated February 14, 2000 (except as to Note I for which the date is April 14, 2000 and Note S for which the date is May 8, 2000) relating to the financial statements of Stone & Webster, Incorporated, which appears in the Current Report on Form 8-K/A of The Shaw Group Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Boston, Massachusetts
September 11, 2000